NEWS FOR IMMEDIATE RELEASE

April 22, 2014                                                                           For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer
or
Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Increase in Net Income

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced an increase in earnings per share and related net income for the three months ended March 31, 2014.

Net income for the three months ended March 31, 2014 was $16.4 million, compared to $15.4 million for the fourth quarter of 2013, representing an increase of 7.0%, while diluted earnings per share were $0.56, compared to $0.52 per share for the fourth quarter of 2013, representing an increase of 7.7%.  As compared to the first quarter of 2013, net income increased 2.5% and diluted earnings per share increased by 1.8%.  The increase in net income improved the return on average assets to 1.08% in the first quarter compared to 0.99% in the 2013 fourth quarter, and the return on tangible equity (non-GAAP measure) increased to 15.4% compared to 14.6%.  Both ratios are above fourth quarter 2013 peer group averages, the most recent available.

Mr. Limbert commented, "We are very pleased with our first quarter results and operating accomplishments, as well as the opportunity to share the success with our shareholders by increasing the quarterly dividend rate $0.02 per share or 10% to $0.22 per share paid on April 1st.  The quarterly dividend has increased 16% since April 1st of last year. WesBanco continued to produce strong earnings in the first quarter of 2014 by increasing net interest income through growth in assets and substantial reductions in cost of funds.  Significant improvements in trust fees and securities brokerage revenue contributed to revenue growth.  Credit quality improvements again reduced non-performing, delinquent, criticized and classified loans. To provide additional opportunity to grow loans and deposits, we opened two new branches in the Columbus market over the past few months and we are currently constructing another branch in the southern portion of the Pittsburgh market.  While we were improving our branch network, substantial data processing and other infrastructure improvements completed in 2013 have contributed to our ability to control growth in expenses.”

Financial Condition

Total assets at March 31, 2014 increased 2.7% or $162.1 million from March 31, 2013, primarily due to loan growth.  Portfolio loans increased $203.3 million or 5.5% over the last year.  Loan growth was achieved through $1.5 billion in loan originations over the last twelve months. This represents an increase of 8.5% in loan originations compared to the previous twelve months.  Loan growth was centered in commercial real estate, C&I and residential real estate lending as a result of improved economic conditions, increased business activity in markets impacted by Marcellus and Utica shale gas drilling, expansion into the Pittsburgh market, additional lending personnel and continued improvement in loan origination processes.  Loan growth was funded primarily by growth in deposits and by maturing securities.  Deposits increased $209.5 million or 4.2% from March 31, 2013, some of which was the result of deposits for Marcellus and Utica shale gas payments.  All deposit types increased except certificates of deposit, which decreased $162.6 million due to lower rate offerings for maturing CDs.  Available deposit funding and maturities in the investment portfolio were also used to reduce higher cost borrowings by 24.8%, further reducing the cost of funds.  Total assets at March 31, 2014 were relatively unchanged compared to 2013 year-end, as were total loans.  Loan growth was tempered by weather-related delays in anticipated advances on commercial real estate construction loans, continued prudent underwriting and pricing of new loans, and a focus on achieving greater diversification of the loan portfolio. However, the commercial loan and residential mortgage pipeline has strengthened during the first quarter of 2014.

WesBanco continues to maintain strong regulatory capital ratios.  At March 31, 2014, tier I leverage was 9.45%, tier I risk-based capital was 13.30%, and total risk-based capital was 14.40%, which all improved from March 31, 2013.  Both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators, as well as the recently finalized fully-implemented BASEL III capital standards.  Total tangible equity to tangible assets (non-GAAP measure) was 7.49% at March 31, 2014, up from 7.04% at March 31, 2013.  Strong earnings and improved total capital have enabled WesBanco to increase the quarterly dividend rate, currently at $0.22 per share, seven times over the last four years, cumulatively representing a 57% increase.  The most recent increase was $0.02 per share in the first quarter of 2014.

Credit Quality

Total non-performing loans at March 31, 2014 were $50.9 million or 1.31% of total loans, which represents a 1.1% decrease from December 31, 2013 and a 19.4% decrease from $63.1 million or 1.71% of total loans at March 31, 2013.  Criticized and classified loans decreased 4.7% in the first quarter of 2014 compared to December 31, 2013 to $129.3 million, or 3.33% of total loans at March 31, 2014.  Over the last twelve months criticized and classified loans decreased 23.1% from $168.1 million and 4.56% of total loans last year.

Net charge-offs for the first quarter of 2014 were 0.43% of average portfolio loans, compared to 0.34% for the first quarter of 2013. The average over the last twelve months was 0.40%. As a result of the continued improvement in delinquent, non-performing and classified and criticized loans, the provision for credit losses decreased to $2.2 million for the first quarter of 2014 as compared to $3.1 million for the fourth quarter of 2013, and it was nearly unchanged from $2.1 million in the first quarter of 2013.  The allowance for loan losses represented 1.17% of total portfolio loans at March 31, 2014, compared to 1.22% at December 31, 2013 and 1.40% at the end of the 2013 first quarter.

Net Interest Income

Net interest income increased $1.2 million or 2.6% in the first quarter of 2014 compared to the first quarter of 2013, due to a 3.1% increase in average earning assets through increased average loan balances.  The net interest margin was nearly unchanged at 3.63% compared to 3.64% in the first quarter of 2013.  Accretion of various purchase accounting adjustments from the 2012 acquisition also benefited the net interest margin throughout 2013 and the first quarter of 2014, but at a decreasing rate. Excluding this benefit from both periods, the net interest margin increased by 8 basis points from the first quarter of 2013, from 3.50% to 3.58%.  The improved adjusted net interest margin in the current low interest rate environment was assisted by the aforementioned loan growth, as rates earned on loans are higher than securities.  In addition, funding costs continued to decrease as a result of a 30.1% reduction in higher-rate average FHLB and other borrowings, primarily through maturities, and a 9.3% increase in lower-cost demand, money market and savings account deposits, while higher-cost CDs decreased by 8.5%.  Overall average deposits increased by 3.4% from last year’s first quarter.

Non-Interest Income and Non-Interest Expense

For the first quarter of 2014, non-interest income decreased $0.4 million or 2.6% compared to the first quarter of 2013.  The decrease was due to a $1.1 million bank-owned life insurance death benefit in the first quarter of 2013.  Excluding this benefit, non-interest income increased $0.7 million in the first quarter of 2014. Trust fees increased 12.6% as assets under management continued to increase from customer development initiatives and overall market improvements. Total trust assets were $3.8 billion at March 31, 2014, representing an increase of 8.7% from $3.5 billion at March 31, 2013. Net securities brokerage revenues increased 22.2%, due to significant production increases from existing markets, the 2013 deployment of an advisor team in the Pittsburgh market, the addition of support and producing staff in several regions, as well as an increase in referrals and production from a licensed retail banker program.  Electronic banking fees continued to grow, up 5.1% for the first quarter of 2014.  Service charges on deposits decreased 8.0% compared to the first quarter of 2013, due to lower overdraft fees that are affected by lower seasonal usage patterns, consistent increases in deposit levels and higher average deposits per account.  Mortgage loan sale gains decreased 78.4% as increasing interest rates reduced refinancings resulting in lower production and, in addition, the percentage of mortgage loans retained for the portfolio increased.  Mortgage activity was also impacted by the recently-adopted Qualified Mortgage and Ability-to-Repay rules, which have somewhat limited our product offerings.

Non-interest expense decreased $0.7 million or 1.6% for the first quarter compared to the first quarter of 2013, partially due to merger-related expenses of $1.2 million incurred in the first quarter of 2013.  Total non-interest expense would have only increased $0.5 million or 1.3% for the quarter without these merger-related expenses.  Salaries and wages increased 4.1%, due to routine annual adjustments to compensation, increased commissions on higher brokerage revenue and increased incentive and stock-related compensation.  Employee benefits expense decreased 10.0%, primarily from decreased pension expense, partially offset by increased health insurance costs.  Net occupancy and equipment expense increased due to higher weather-related expenses, the opening of two branches over the last two quarters and improvements in internal infrastructure including data processing, communication and teller equipment in the second half of last year. However, despite these increases, overall efficiency remained at 60.6% for the quarter, the same as last year.

Financial Results Conference Call

WesBanco, Inc. will host a conference call to discuss the Company's financial results for the first quarter of 2014 on Wednesday, April 23, 2014 at 11:00 a.m. E.D.T.  Callers wishing to participate should access the call by dialing 1-877-870-4263 or 1-412-317-0790 for international callers.  The call may also be listened to live via Webcast through the "Investor Relations" section of the Company's Web site or by registering at http://www.videonewswire.com/event.asp?id=98671. Access to the Webcast will begin approximately 15 minutes prior to the start of the call.

WesBanco is a multi-state bank holding company with total assets of approximately $6.2 billion, operating through 120 branch locations and 106 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia.  WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2013 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights			Page 4
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended
STATEMENT OF INCOME	March 31,
Interest and dividend income	2014	2013	% Change
Loans, including fees	$ 42,746	$ 44,276	(3.46%)
Interest and dividends on securities:
Taxable	7,225	7,433	(2.80%)
Tax-exempt	3,385	3,127	8.25%
Total interest and dividends on securities	10,610	10,560	0.47%
Other interest income	101	56	80.36%
Total interest and dividend income	53,457	54,892	(2.61%)
Interest expense
Interest bearing demand deposits	374	301	24.25%
Money market deposits	440	339	29.79%
Savings deposits	130	141	(7.80%)
Certificates of deposit	3,630	6,148	(40.96%)
Total interest expense on deposits	4,574	6,929	(33.99%)
Federal Home Loan Bank borrowings	211	319	(33.86%)
Other short-term borrowings	557	623	(10.59%)
Junior subordinated debt owed to unconsolidated subsidiary trusts	790	893	(11.53%)
Total interest expense	6,132	8,764	(30.03%)
Net interest income	47,325	46,128	2.59%
Provision for credit losses	2,199	2,102	4.61%
Net interest income after provision for credit losses	45,126	44,026	2.50%
Non-interest income
Trust fees	5,648	5,018	12.55%
Service charges on deposits	3,860	4,197	(8.03%)
Electronic banking fees	3,013	2,866	5.13%
Net securities brokerage revenue	1,829	1,497	22.18%
Bank-owned life insurance	875	1,949	(55.11%)
Net gains on sales of mortgage loans	154	712	(78.37%)
Net securities gains	10	16	(37.50%)
Net gain / (loss) on other real estate owned and other assets	113	(46)	345.65%
Other income	1,547	1,287	20.20%
Total non-interest income	17,049	17,496	(2.55%)
Non-interest expense
Salaries and wages	16,467	15,826	4.05%
Employee benefits	5,708	6,345	(10.04%)
Net occupancy	3,491	3,192	9.37%
Equipment	2,783	2,407	15.62%
Marketing	1,003	805	24.60%
FDIC insurance	877	971	(9.68%)
Amortization of intangible assets	495	625	(20.80%)
Restructuring and merger-related expense	-	1,178	(100.00%)
Other operating expenses	9,271	9,398	(1.35%)
Total non-interest expense	40,095	40,747	(1.60%)
Income before provision for income taxes	22,080	20,775	6.28%
Provision for income taxes	5,659	4,754	19.04%
Net Income	$ 16,421	$ 16,021	2.50%

Taxable equivalent net interest income	$ 49,148	$ 47,812	2.79%

Per common share data
Net income per common share - basic	$ 0.56	$ 0.55	1.82%
Net income per common share - diluted	$ 0.56	$ 0.55	1.82%
Dividends declared	$ 0.22	$ 0.19	15.79%
Book value (period end)	$ 26.05	$ 24.80	5.04%
Tangible book value (period end) (1)	$ 15.17	$ 13.87	9.37%
Average common shares outstanding - basic	29,182,183	29,211,321	(0.10%)
Average common shares outstanding - diluted	29,262,680	29,268,483	(0.02%)
Period end common shares outstanding	29,212,110	29,214,018	(0.01%)

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Three Months Ended
	March 31,
	2014	2013	% Change

Return on average assets	1.08%	1.07%	0.93%
Return on average equity	8.78	9.00	(2.44)
Return on average tangible equity (1)	15.40	16.55	(6.95)
Yield on earning assets (2)	4.08	4.31	(5.34)
Cost of interest bearing liabilities	0.56	0.81	(30.86)
Net interest spread (2)	3.52	3.50	0.57
Net interest margin (2)	3.63	3.64	(0.27)
Efficiency (1) (2)	60.57	60.59	(0.03)
Average loans to average deposits	75.52	73.86	2.25
Annualized net loan charge-offs/average loans	0.43	0.34	26.47
Effective income tax rate	25.63	22.88	12.02

	For the Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2014	2013	2013	2013	2013

Return on average assets	1.08%	0.99%	1.01%	1.12%	1.07%
Return on average equity	8.78	8.17	8.40	9.33	9.00
Return on average tangible equity (1)	15.40	14.60	15.20	16.88	16.55
Yield on earning assets (2)	4.08	4.09	4.13	4.20	4.31
Cost of interest bearing liabilities	0.56	0.63	0.73	0.77	0.81
Net interest spread (2)	3.52	3.46	3.40	3.43	3.50
Net interest margin (2)	3.63	3.58	3.52	3.56	3.64
Efficiency (1) (2)	60.57	61.66	61.45	60.25	60.59
Average loans to average deposits	75.52	75.79	76.16	75.27	73.86
Annualized net loan charge-offs/average loans	0.43	0.30	0.60	0.26	0.34
Effective income tax rate	25.63	24.37	23.92	26.63	22.88
Trust assets, market value at period end	$ 3,752,142	$ 3,688,734	$ 3,501,873	$ 3,440,666	$ 3,451,124

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	March 31,			December 31,	December 31, 2013
Assets	2014	2013	% Change	2013	to March 31, 2014
Cash and due from banks	$ 143,315	$ 121,692	17.77%	$ 80,001	79.14%
Due from banks - interest bearing	31,881	56,571	(43.64)	15,550	105.02
Securities:
Available-for-sale, at fair value	959,775	993,270	(3.37)	934,386	2.72
Held-to-maturity (fair values of $607,886; $624,627 and $596,308, respectively)	597,624	592,033	0.94	598,520	(0.15)
Total securities	1,557,399	1,585,303	(1.76)	1,532,906	1.60
Loans held for sale	6,300	14,299	(55.94)	5,855	7.60
Portfolio loans:
Commercial real estate	1,915,578	1,831,754	4.58	1,912,919	0.14
Commercial and industrial	560,511	495,748	13.06	556,249	0.77
Residential real estate	888,666	808,528	9.91	890,804	(0.24)
Home equity	284,879	278,812	2.18	284,687	0.07
Consumer	237,468	268,959	(11.71)	250,258	(5.11)
Total portfolio loans, net of unearned income	3,887,102	3,683,801	5.52	3,894,917	(0.20)
Allowance for loan losses	(45,483)	(51,664)	11.96	(47,368)	3.98
Net portfolio loans	3,841,619	3,632,137	5.77	3,847,549	(0.15)
Premises and equipment, net	92,814	90,879	2.13	93,157	(0.37)
Accrued interest receivable	20,149	19,909	1.21	18,960	6.27
Goodwill and other intangible assets, net	320,931	323,003	(0.64)	321,426	(0.15)
Bank-owned life insurance	122,265	118,666	3.03	121,390	0.72
Other assets	100,904	113,026	(10.72)	107,979	(6.55)
Total Assets	$ 6,237,577	$ 6,075,485	2.67%	$ 6,144,773	1.51%

Liabilities
Deposits:
Non-interest bearing demand	$ 1,022,119	$ 888,109	15.09%	$ 960,814	6.38%
Interest bearing demand	918,629	870,067	5.58	857,761	7.10
Money market	980,890	849,401	15.48	942,768	4.04
Savings deposits	824,276	766,265	7.57	789,709	4.38
Certificates of deposit	1,469,804	1,632,360	(9.96)	1,511,478	(2.76)
Total deposits	5,215,718	5,006,202	4.19	5,062,530	3.03
Federal Home Loan Bank borrowings	23,282	60,767	(61.69)	39,508	(41.07)
Other short-term borrowings	92,737	128,372	(27.76)	150,536	(38.40)
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,146	106,109	0.03	106,137	0.01
Total borrowings	222,165	295,248	(24.75)	296,181	(24.99)
Accrued interest payable	2,250	3,620	(37.85)	2,354	(4.42)
Other liabilities	36,327	46,006	(21.04)	37,113	(2.12)
Total Liabilities	5,476,460	5,351,076	2.34	5,398,178	1.45

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
29,367,511 shares; 29,214,018 shares and 29,367,511 shares issued, respectively;
29,212,110 shares; 29,214,018 shares and 29,175,236 shares outstanding, respectively	61,182	60,862	0.53	61,182	-
Capital surplus	245,085	241,880	1.33	244,974	0.05
Retained earnings	470,352	429,715	9.46	460,351	2.17
Treasury stock (155,401; 0 and 192,275 shares - at cost,
respectively)	(4,822)	-	(100.00)	(5,969)	19.22
Accumulated other comprehensive loss	(9,461)	(6,806)	(39.01)	(12,734)	25.70
Deferred benefits for directors	(1,219)	(1,242)	1.85	(1,209)	(0.83)
Total Shareholders' Equity	761,117	724,409	5.07	746,595	1.95
Total Liabilities and Shareholders' Equity	$ 6,237,577	$ 6,075,485	2.67%	$ 6,144,773	1.51%

WESBANCO, INC.
Consolidated Selected Financial Highlights				Page 7
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended March 31,
	2014		2013
	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 51,149	0.17%	$ 66,623	0.15%
Loans, net of unearned income (1)	3,873,789	4.48%	3,664,629	4.90%
Securities: (2)
Taxable	1,140,982	2.53%	1,199,706	2.48%
Tax-exempt (3)	399,794	5.21%	358,524	5.37%
Total securities	1,540,776	3.23%	1,558,230	3.14%
Other earning assets	11,568	2.73%	20,542	0.60%
Total earning assets (3)	5,477,282	4.08%	5,310,024	4.31%
Other assets	709,216		754,962
Total Assets	$ 6,186,498		$ 6,064,986

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 887,518	0.17%	$ 846,494	0.14%
Money market accounts	945,412	0.19%	845,751	0.16%
Savings deposits	808,710	0.07%	750,430	0.08%
Certificates of deposit	1,504,605	0.98%	1,645,058	1.52%
Total interest bearing deposits	4,146,245	0.45%	4,087,733	0.69%
Federal Home Loan Bank borrowings	35,028	2.44%	75,438	1.72%
Other borrowings	115,326	1.96%	139,650	1.81%
Junior subordinated debt	106,141	3.02%	112,376	3.23%
Total interest bearing liabilities	4,402,740	0.56%	4,415,197	0.81%
Non-interest bearing demand deposits	983,096		874,078
Other liabilities	41,821		53,497
Shareholders' equity	758,841		722,214
Total Liabilities and Shareholders' Equity	$ 6,186,498		$ 6,064,986
Taxable equivalent net interest spread		3.52%		3.50%
Taxable equivalent net interest margin		3.63%		3.64%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $0.9 million and $1.0 million for the three months ended March 31, 2014 and 2013, respectively.
Additionally, loan accretion included in interest income on acquired Fidelity loans was $0.4 and $1.3 million for the three months ended March 31, 2014 and 2013, while accretion on acquired Fidelity interest bearing liabilities was $0.2 and $0.5 million for the three months ended March 31, 2014 and 2013, respectively.
(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 8
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
Interest income	2014	2013	2013	2013	2013
Loans, including fees	$ 42,746	$ 43,617	$ 43,678	$ 43,753	$ 44,276
Interest and dividends on securities:
Taxable	7,225	7,178	7,226	7,357	7,433
Tax-exempt	3,385	3,380	3,355	3,264	3,127
Total interest and dividends on securities	10,610	10,558	10,581	10,621	10,560
Other interest income	101	82	58	50	56
Total interest and dividend income	53,457	54,257	54,317	54,424	54,892
Interest expense
Interest bearing demand deposits	374	380	369	365	301
Money market deposits	440	440	345	338	339
Savings deposits	130	130	128	127	141
Certificates of deposit	3,630	4,383	5,597	5,881	6,148
Total interest expense on deposits	4,574	5,333	6,439	6,711	6,929
Federal Home Loan Bank borrowings	211	251	291	289	319
Other short-term borrowings	557	625	651	627	623
Junior subordinated debt owed to unconsolidated subsidiary trusts	790	810	805	808	893
Total interest expense	6,132	7,019	8,186	8,435	8,764
Net interest income	47,325	47,238	46,131	45,989	46,128
Provision for credit losses	2,199	3,144	2,819	1,021	2,102
Net interest income after provision for credit losses	45,126	44,094	43,312	44,968	44,026
Non-interest income
Trust fees	5,648	4,883	4,854	4,823	5,018
Service charges on deposits	3,860	4,616	4,650	4,462	4,197
Electronic banking fees	3,013	3,012	3,124	3,195	2,866
Net securities brokerage revenue	1,829	1,604	1,506	1,641	1,497
Bank-owned life insurance	875	925	911	880	1,949
Net gains on sales of mortgage loans	154	456	745	701	712
Net securities gains / (losses)	10	(3)	(15)	686	16
Net gain / (loss) on other real estate owned and other assets	113	(144)	8	101	(46)
Other income	1,547	1,601	1,333	1,235	1,287
Total non-interest income	17,049	16,950	17,116	17,724	17,496
Non-interest expense
Salaries and wages	16,467	17,352	16,480	15,772	15,826
Employee benefits	5,708	5,774	5,323	5,813	6,345
Net occupancy	3,491	2,866	2,921	2,830	3,192
Equipment	2,783	2,768	2,692	2,802	2,407
Marketing	1,003	1,159	1,585	1,624	805
FDIC insurance	877	919	916	919	971
Amortization of intangible assets	495	546	556	561	625
Restructuring and merger-related expense	-	45	36	51	1,178
Other operating expenses	9,271	9,314	9,500	9,127	9,398
Total non-interest expense	40,095	40,743	40,009	39,499	40,747
Income before provision for income taxes	22,080	20,301	20,419	23,193	20,775
Provision for income taxes	5,659	4,948	4,884	6,176	4,754
Net Income	$ 16,421	$ 15,353	$ 15,535	$ 17,017	$ 16,021

Taxable equivalent net interest income	$ 49,148	$ 49,058	$ 47,938	$ 47,747	$ 47,812

Per common share data
Net income per common share - basic	$ 0.56	$ 0.52	$ 0.53	$ 0.58	$ 0.55
Net income per common share - diluted	$ 0.56	$ 0.52	$ 0.53	$ 0.58	$ 0.55
Dividends declared	$ 0.22	$ 0.20	$ 0.20	$ 0.19	$ 0.19
Book value (period end)	$ 26.05	$ 25.59	$ 25.10	$ 24.80	$ 24.80
Tangible book value (period end) (1)	$ 15.17	$ 14.68	$ 14.25	$ 13.91	$ 13.87
Average common shares outstanding - basic	29,182,183	29,300,463	29,325,128	29,245,201	29,211,321
Average common shares outstanding - diluted	29,262,680	29,387,485	29,412,458	29,308,806	29,268,483
Period end common shares outstanding	29,212,110	29,175,236	29,350,061	29,282,412	29,214,018
Full time equivalent employees	1,442	1,469	1,462	1,478	1,448

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 9
(unaudited, dollars in thousands)
	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
Asset quality data	2014		2013		2013		2013		2013
Non-performing assets:
Troubled debt restructurings - accruing	$ 14,535		$ 14,861		$ 15,480		$ 19,269		$ 20,420
Non-accrual loans:
Troubled debt restructurings	7,406		9,324		12,920		15,655		17,106
Other non-accrual loans	28,967		27,309		25,240		27,414		25,620
Total non-accrual loans	36,373		36,633		38,160		43,069		42,726
Total non-performing loans	50,908		51,494		53,640		62,338		63,146
Other real estate and repossessed assets	5,382		4,860		5,184		5,007		5,147
Total non-performing assets	$ 56,290		$ 56,354		$ 58,824		$ 67,345		$ 68,293

Past due loans (1):
Loans past due 30-89 days	$ 14,650		$ 14,831		$ 15,611		$ 15,792		$ 14,507
Loans past due 90 days or more	1,833		2,591		3,043		3,594		4,345
Total past due loans	$ 16,483		$ 17,422		$ 18,654		$ 19,386		$ 18,852

Criticized and classified loans (2):
Criticized loans	$ 73,925		$ 75,249		$ 76,442		$ 78,457		$ 84,146
Classified loans	55,341		60,335		64,857		80,621		83,988
Total criticized and classified loans	$ 129,266		$ 135,584		$ 141,299		$ 159,078		$ 168,134

Loans past due 30-89 days / total loans	0.38%		0.38%		0.41%		0.42%		0.39%
Loans past due 90 days or more / total loans	0.05		0.07		0.08		0.09		0.12
Non-performing loans / total loans	1.31		1.32		1.40		1.64		1.71
Non-performing assets/total loans, other
real estate and repossessed assets	1.45		1.45		1.53		1.77		1.85
Non-performing assets / total assets	0.90		0.92		0.96		1.11		1.12
Criticized and classified loans / total loans	3.33		3.48		3.68		4.18		4.56

Allowance for loan losses
Allowance for loan losses	$ 45,483		$ 47,368		$ 47,342		$ 50,381		$ 51,664
Provision for credit losses	2,199		3,144		2,819		1,021		2,102
Net loan and deposit account overdraft charge-offs	4,141		2,887		5,804		2,433		3,032

Annualized net loan charge-offs /average loans	0.43%		0.30%		0.60%		0.26%		0.34%
Allowance for loan losses / portfolio loans	1.17%		1.22%		1.23%		1.33%		1.40%
Allowance for loan losses / non-performing loans	0.89	x	0.92	x	0.88	x	0.81	x	0.82	x
Allowance for loan losses / non-performing loans and
loans past due	0.67	x	0.69	x	0.65	x	0.62	x	0.63	x

	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
	2014		2013		2013		2013		2013
Capital ratios
Tier I leverage capital	9.45%		9.27%		9.27%		9.13%		8.92%
Tier I risk-based capital	13.30		13.06		13.08		12.85		12.88
Total risk-based capital	14.40		14.19		14.23		14.08		14.13
Average shareholders' equity to average assets	12.27		12.06		11.99		12.05		11.91
Tangible equity to tangible assets (3)	7.49		7.35		7.19		7.07		7.04

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES					Page 10
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2014	2013	2013	2013	2013
Return on average tangible equity:
Net income (annualized)	$ 66,596	$ 60,911	$ 61,634	$ 68,256	$ 64,974
Plus: amortization of intangibles (annualized) (1)	1,305	1,408	1,434	1,464	1,647
Net income before amortization of intangibles (annualized)	67,901	62,319	63,068	69,720	66,621

Average total shareholders' equity	758,841	745,136	733,462	731,935	722,214
Less: average goodwill and other intangibles, net of def. tax liability	(317,996)	(318,333)	(318,661)	(318,971)	(319,706)
Average tangible equity	440,845	426,803	414,801	412,964	402,508

Return on average tangible equity	15.40%	14.60%	15.20%	16.88%	16.55%

	Period End
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2014	2013	2013	2013	2013
Tangible book value:
Total shareholders' equity	$ 761,117	$ 746,595	$ 736,688	$ 726,232	$ 724,409
Less: goodwill and other intangible assets, net of def. tax liability	(317,840)	(318,161)	(318,516)	(318,828)	(319,156)
Tangible equity	443,277	428,434	418,172	407,404	405,253

Common shares outstanding	29,212,110	29,175,236	29,350,061	29,282,412	29,214,018

Tangible book value	$ 15.17	$ 14.68	$ 14.25	$ 13.91	$ 13.87

Tangible equity to tangible assets:
Total shareholders' equity	$ 761,117	$ 746,595	$ 736,688	$ 726,232	$ 724,409
Less: goodwill and other intangible assets, net of def. tax liability	(317,840)	(318,161)	(318,516)	(318,828)	(319,156)
Tangible equity	443,277	428,434	418,172	407,404	405,253

Total assets	6,237,577	6,144,773	6,138,360	6,084,011	6,075,485
Less: goodwill and other intangible assets, net of def. tax liability	(317,840)	(318,161)	(318,516)	(318,828)	(319,156)
Tangible assets	5,919,737	5,826,612	5,819,844	5,765,183	5,756,329

Tangible equity to tangible assets	7.49%	7.35%	7.19%	7.07%	7.04%

Efficiency ratio:
Non-interest expense	$ 40,095	$ 40,743	$ 40,009	$ 39,499	$ 40,747
Less: restructuring and merger-related expense	-	(45)	(36)	(51)	(1,178)
Non-interest expense excluding restructuring and merger-related expense	40,095	40,698	39,973	39,448	39,569

Net interest income on a fully taxable equivalent basis	49,148	49,058	47,938	47,747	47,812
Non-interest income	17,049	16,950	17,116	17,724	17,496
Net interest income on a fully taxable equivalent basis plus non-interest income	66,197	66,008	65,054	65,471	65,308
Efficiency Ratio	60.57%	61.66%	61.45%	60.25%	60.59%

(1) Tax effected at 35%.